SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 13, 2011

HOUSTON AMERICAN ENERGY CORP.
(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425
Houston, Texas 77002
(Address of Principal Executive Offices)(Zip Code)

713-222-6966
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Houston American Energy Corp., a Delaware corporation (the “Company”), held its Annual Meeting of Stockholders on June 13, 2011 (the “Annual Meeting”).  A total of 28,753,229 shares of common stock, representing 92.4% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting as set forth in the Proxy Statement are as follows:

Proposal 1. Both of the two nominees for election as Class C Director were elected to serve until the 2014 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death.  The result of the votes to elect the two directors was as follows:

DIRECTORS:	FOR	WITHHELD	ABSTAIN	BROKER NON-VOTE

John F. Terwilliger	17,510,913	134	492,627	10,749,555
O. Lee Tawes	17,471,443	134	532,097	10,749,555

Proposal 2.   The appointment of GBH CPAs, P.C. as the Company’s independent registered public accounting firm for fiscal 2011 was ratified by the stockholders by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
28,676,935	54,791	21,503	0

Proposal 3.  The compensation of the named executive officers as disclosed in the Company’s Proxy Statement was approved on an advisory basis by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,943,251	40,318	20,105	10,749,555

Proposal 4.  The stockholders recommended, on an advisory basis, that the frequency of the stockholder vote to approve the compensation of the named executive officers every three years by the votes set forth in the table below:

1 YEAR	TWO YEARS	THREE YEARS	ABSTAIN
4,813,665	220,508	12,958,400	14,100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: June 15, 2011
	By:	/s/ James J. Jacobs
James J. Jacobs,
Chief Financial Officer